                                             Exhibit 10.2
AMENDMENT TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT, dated as of April 25, 2014 (this “Amendment”), to the First Lien Credit Agreement, dated as of October 27, 2011, as amended and restated as of November 20, 2012, as further amended and restated as of March 6, 2013 (the “Credit Agreement”; as amended by this Amendment, the “Amended Credit Agreement”), among WEB.COM GROUP, INC. (the “Borrower”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that the L/C Commitment be increased to $35,000,000;

WHEREAS, Section 10.1 of the Credit Agreement permits the Borrower to amend the Credit Agreement solely with the written consent of the Borrower and the Majority Facility Lenders in respect of the Revolving Facility (the “Required Revolving Lenders”) with respect to any amendments or modifications that affect only the Revolving Facility;

WHEREAS, the Borrower and the Required Revolving Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
SECTION 2.Amendment to Credit Agreement. Effective as of the Amendment Effective Date (a) the definition of L/C Commitment in the Credit Agreement is hereby amended and restated in its entirety as follows:
“L/C Commitment”: $35,000,000.

SECTION 3.Representations and Warranties. The Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of the Amendment Effective Date this Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 4.Amendment Effective Date Conditions. This Amendment will become effective on the first date (the “Amendment Effective Date”) on which each of the following conditions have been satisfied:

(i)	the Administrative Agent shall have received this Amendment, executed and delivered by the Borrower, the Administrative Agent and the Required Revolving Lenders;

(ii)	the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel);

(iii)
all of the representations and warranties made by any Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(iv)	no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or after giving effect to this Amendment.

SECTION 5.Effect of Amendment.
1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.
2. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).
SECTION 6.General.
1. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
2. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.
3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
4.Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Borrower and the Required Revolving Lenders.
5. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.
WEB.COM GROUP, INC., as Borrower

By: /s/ David L. Brown
Name: David L. Brown
Title: President and Chief Executive Officer
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By: /s/ Tina Ruyter
Name: Tina Ruyter
Title: Executive Director
CITIBANK, N.A., as a Lender
By: /s/ Brian Rolli

Name: Brian Rolli
Title: Vice President
Deutsche Bank Trust Company Americas, as Lender
By: /s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director
By: /s/ Lisa Wong
Name: Lisa Wong
Title: Vice President
GOLDMAN SACHS LENDING PARTNERS, LLC

By: /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory
SUNTRUST BANK
By: /s/ Brian Y. Guffin
Name: Brian Y. Guffin
Title: Director
Wells Fargo Bank, NA
By: /s/ Teddy Koch
Name: Teddy Koch
Title: Assistant Vice President